Exhibit 24

Power of Attorney

                I, William Haddon, of Atlanta, GA, hereby constitute and appoint Kimberly R. Tharp, of New Albany, IN as my true and lawful attorney to sign and file on my behalf any Form 3, Form 4 and Form 5 Report that I am required to file under Section 16 of the Securities Act of 1934, as amended, to report transactions in securities issued by Florida Gaming Corporation.  I acknowledge that this Power of Attorney does not relieve me from timely advising you of the transactions required to be reported.

                IN WITNESS WHEREOF, I have hereunto set my hand this 26th day of September, 2002

/s/ William C. Haddon
William Haddon

STATE OF GA	)
) ss.
COUNTY OF WALTON	)

                I, Harriet B. Biggers, a Notary Public in and for the foregoing State and County, do certify that the foregoing Power of Attorney was this day acknowledged before me by William Haddon.

                IN WITNESS WHEREOF, have hereunto placed my hand this 26th day of Sept., 2002.

Notary Public:	Harriet B. Biggers
My Commission Expires:	[HARRIET B. BIGGERS
NOTARY
EXPRESS
GEORGIA
OCT. 13, 2003
PUBLIC
GWINNETT COUNTY
STAMP]